UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2005

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 8, 2005, the Company issued a press release in which it announced that its previous revenue guidance for fiscal year 2005 should no longer be relied upon. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 6, 2005, the Company received a deficiency notice from The Nasdaq Stock Market regarding the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as required by Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended. The Nasdaq Stock Market also requested that the Company provide additional information regarding previously disclosed material weaknesses in its internal control over financial reporting as of December 31, 2004. The Company intends to provide The Nasdaq Stock Market with appropriate information in response to this request.

The April 6, 2005 deficiency notice is in addition to the previously disclosed deficiency notice received by the Company for failing to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

On April 7, 2005, the Company received a notice from The Nasdaq Stock Market indicating that a Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension for the Company to come into full compliance with Nasdaq Marketplace Rule 4310(c)(14), subject to the Company filing, on or before May 15, 2005, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and all required restatements. The Panel also indicated that all other conditions for continued listing contained in its January 12, 2005 notice to the Company remain effective, including that the Company’s continued listing is conditioned on the Company timely filing all periodic reports with the Securities and Exchange Commission and The Nasdaq Stock Market for all reporting periods ending on or before December 31, 2006, and that the filing of a Form 12b-25 extension request will not result in an automatic extension of these deadlines.

The April 7, 2005 decision of the Panel covers both the deficiency notice related to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and the deficiency notice related to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

If the Company is unable to comply with the conditions for continued listing required by the Panel, then the Company’s shares of common stock are subject to immediate delisting from The Nasdaq National Market. The Company cannot provide any assurance that it will be able to meet the May 15, 2005 deadline established by The Nasdaq Stock Market to come into compliance with Nasdaq Marketplace Rule 4310(c)(14). If the Company’s shares of common stock are delisted from The Nasdaq National Market, they will continue to trade in the over-the-counter market. The Company intends to appeal any decision to delist its shares from The Nasdaq National Market, but cannot provide any assurance that its appeal will be successful. Any such appeal will not stay a decision to delist the Company’s shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press	Release dated April 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President
and General Counsel

Date: April 11, 2005